Exhibit 10.1

SOVEREIGN

FOURTH PROMISSORY NOTE MODIFICATION AGREEMENT

This Modification Agreement made this 5th, day of December, 2006, by and between The Dewey Electronics Corporation, having an address of 27 Muller Road, Oakland, NJ 07436 (the "Borrower") and Sovereign Bank having an address of 830 Morris Turnpike, Short Hills, NJ 07078 (the "Lender")

Whereas, on November 1, 1999, the Borrower obtained from Lender a Revolving Line of Credit evidenced by a Promissory Note of same date in the principal amount of Five Hundred Thousand and 00/100 Dollars, ($500,000.00) (the "Principal Amount") bearing the same date (the "Note"). The Note has a maturity date due and payable on demand (the "Maturity Date"); and

Whereas, the interest rate on the Promissory Note provided for a variable rate of Lender's Prime Rate plus .25% (the "Rate");

Whereas, on November 1, 2000, Borrower obtained from
Lender a Note Modification Agreement, which Agreement modify the Interest Rate to Lenders' Prime Rate plus .25%, subject to change as and when the Bank's Prime Rate changes. The estimated maturity date was extended to October 21, 2001 (the "First Modification"); and

Whereas, on November 1, 2004, Borrower obtained from Lender a Note Modification Agreement, which Agreement changed the Note and Line of Credit facility to be due and payable on demand, to a hard maturity of October 31, 2005 (the "Second Modification"); and

Whereas, on October 31, 2005, Borrower obtained from Lender a Note Modification Agreement, which Agreement changed the Note and Line of Credit facility to be due and payable on demand, to a hard maturity of December 1, 2006 (the "Third Modification"); and

Whereas, the outstanding principal balance owing on the Note as of December 1, 2006, is Zero and 00/100 Dollars ($0.00) (the "Outstanding Balance"); and

Whereas, at the request of the Borrower and in agreement of Lender the Note will be modified.

Now Therefore, in consideration of the mutual benefits inuring to Borrower, Grantors and Lender and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, it is agreed that the Note is modified as described below.

1. Upon execution of the within Agreement, the Note and Line of Credit facility shall be extended from December 1, 2006 until February 28, 2007 (the "Maturity Date"), on which date all principal, accrued unpaid interest, and fees if any, shall be due and payable in full. All referenced to the Maturity Date in the Loan Documents shall be modified accordingly.

All terms of the Note will continue to be fully effective, except to the extent that any of them are expressly changed by this Agreement. The undersigned hereby confirms and acknowledges that they have no defense, counterclaim or setoff, which could affect the enforceability of the Promissory Note and other Loan Documents and hereby reaffirms the validity of the all other Documents.

This Modification Agreement will be binding upon the parties hereto, as well as their Successors and Assigns, as the case may be.




In Witness Hereof, the Parties hereto have hereunto set their hands and seal this 1st day of December 5, 2006.


WITNESS:                            LENDER:
                                    Sovereign Bank

/s/ Chuck DiGuilio                  By:  /s/ John Leifer
Chuck DiGuilio                           Vice President


WITNESS:                            BORROWER:
                                    The Dewey Electronics Corporation


/s/ Carol F. Grofsik                By:  /s/ John H.D. Dewey, President
    Carol F. Grofsik                     John H.D. Dewey, President














The Dewey Electronics Corporation
51048259 18/34